UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2008

LEGEND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-138479	87-0602435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Blvd. #952
Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 933-6050
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission (the "SEC") on May 12, 2008, Legend Media, Inc. (the "Company") entered into a Share Purchase Agreement (the "Purchase Agreement") on May 8, 2008 with Well Chance Investments Limited, its wholly-owned subsidiary and a British Virgin Islands company (the "Purchaser"), Music Radio Limited, a British Virgin Islands company (the "Seller"), and all of the shareholders of the Seller (the "Shareholders"), pursuant to which the Purchaser agreed to purchase 80% of the common stock of Legend Media Tianjin Investment Company Limited, a British Virgin Islands company and a wholly-owned subsidiary of the Seller.

The closing of the Purchase Agreement occurred on May 30, 2008, as previously disclosed in a Form 8-K filed with the SEC on June 5, 2008.

On June 19, 2008, the Company entered into an Amendment to Share Purchase Agreement (the "Amendment") with the Purchaser, the Seller and the Shareholders pursuant to which Section 1.02(ii) of the Purchase Agreement was amended and restated in its entirety to change the date upon which the Purchaser shall deposit the Cash Consideration (as defined below) into an escrow account from "28 days after the closing" to "prior to July 31, 2008" and to state that the amount to be deposited into escrow shall be U.S. $2 million or an amount mutually agreed upon by the Purchaser and the Seller (the "Cash Consideration") .

The foregoing descriptions of the Purchase Agreement and the Amendment are qualified in their entirety by reference to the complete documents, copies of which are filed as exhibits hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Description

10.1*	Share Purchase Agreement, dated as of May 8, 2008, among Legend Media, Inc., Well Chance Investments Limited, Music Radio Limited, Ju Baochun and Xue Wei
10.2	Amendment to Share Purchase Agreement dated June 19, 2008 among Legend Media, Inc., Well Chance Investments Limited, Music Radio Limited, Ju Baochun and Xue Wei

*Incorporated herein by reference to Form 8-K filed with the SEC on May 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND MEDIA, INC.
Date: June 26, 2008	By:	/s/ Jeffrey Dash
Jeffrey Dash
Chief Executive Officer